                                                                    EXHIBIT 99.1

[GRACE NEWS LOGO]                                   CORPORATE COMMUNICATIONS

                                                    W. R. Grace & Co.
                                                    7500 Grace Drive
                                                    Columbia, MD 21044

CONTACT: Media Relations:                     Investor Relations:
         Greg Euston                          Bridget Sarikas
         (212) 468-3734                       (410) 531-4194

                  GRACE REPORTS FIRST QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, April 20, 2005 -- W. R. Grace & Co. (NYSE: GRA) today reported that 2005 first quarter sales totaled $603.2 million compared with
$518.5 million in the prior year quarter, an increase of 16.3%. Revenue from higher base volumes and from acquisitions accounted for most of the increase, with selling price increases to partially offset inflation in the cost of raw materials and energy, and favorable currency translation accounting for the remainder. Grace reported first quarter net income of $3.1 million, or $0.05 per diluted share, compared with net income of $15.8 million, or $0.24 per share, in the first quarter of 2004. Net income for the first quarter of 2005 includes higher interest expense to conform to rates in Grace's proposed plan of reorganization, higher pension expenses to reflect recent plans' experience and capital market returns, and higher legal costs related to Chapter 11 and other litigation proceedings. Pre-tax income from core operations in the first quarter of 2005 was $41.1 million compared with $38.5 million in the first quarter of
2004, a 6.8% increase. The pre-tax results from core operations reflect added profit from higher sales and from productivity improvements, which more than offset inflationary increases in the costs of raw materials, transportation fuels, energy and certain operating expenses, including pension costs as mentioned above.

"Our businesses continued to deliver healthy sales and earnings growth," said
Grace's Chairman and Chief Executive Officer Paul J. Norris. "We delivered higher operating profits even when challenged with a more than 10% increase in the cost of raw materials and energy." Fred Festa, Grace's President, Chief
Operating Officer and CEO designate added that, "actions taken in the latter part of 2004 to improve supply chain productivity and to recognize the higher materials costs in our future selling prices, served to temper the high inflationary pressure. In addition, we continue to drive integration across
Grace's

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businesses and functions to reduce our cost structure and to improve the effectiveness of our business processes. However, in the near term, we do not foresee any significant moderating of the raw material and energy cost increases experienced to date."

CORE OPERATIONS
---------------

DAVISON CHEMICALS

REFINING TECHNOLOGIES AND SPECIALTY MATERIALS

First quarter sales for the Davison Chemicals segment were $334.7 million, up
23.6% from the prior year quarter, mainly reflecting volume increases from strong global demand for transportation fuels, higher selling prices to compensate for inflationary increases in raw materials and energy costs, and acquisitions. Excluding the effects of favorable currency translation, sales were up 21.2% for the quarter. Sales of refining technologies products, which include fluid cracking catalysts, hydroprocessing catalysts and performance additives, were $194.4 million in the first quarter, up 34.0% compared with the prior year quarter (32.5% after accounting for favorable currency translation).
The increase resulted from volume gains in response to high worldwide demand for catalysts that enhance refinery through-put, upgrade crude oil feedstocks and help produce cleaner fuels, and added revenue from the contractual pass-through of commodity metals costs. Sales of specialty materials products, which include silica-based engineered materials, specialty catalysts, and products used for molecular research, were $140.3 million, up 11.5% compared with the first quarter of 2004, primarily attributable to sales from the acquisition of Alltech
International Holdings, Inc., completed in August 2004, and favorable currency translation. Operating income of the Davison Chemicals segment for the first quarter was $37.6 million, 17.5% higher than the 2004 first quarter. Operating margin was 11.2%, lower than the prior year quarter by 0.6 percentage points.
The increase in operating income was attributable to improved sales volume, particularly in refining technologies products, and selling price increases implemented to partially offset higher raw materials and energy costs.

PERFORMANCE CHEMICALS

CONSTRUCTION CHEMICALS, BUILDING MATERIALS, AND SEALANTS AND COATINGS

First quarter sales for the Performance Chemicals segment were $268.5 million, up 8.4% from a strong prior year quarter. Favorable currency translation accounted for 2.3 percentage points of the increase. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were $129.8

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million, up 11.5% versus the year-ago quarter (9.0% excluding favorable currency translation). Sales were up in all regions, mainly reflecting the continued
success of growth initiatives and new products as well as relatively strong construction activity, particularly in North America. Sales of specialty building materials, which include waterproofing and fire protection products, were $66.8 million, up 11.7% compared with the first quarter of 2004 (up 10.0%
excluding favorable currency translation). The first quarter reflects added sales of waterproofing materials from the acquisition of the TRI-FLEX 30(R)
synthetic roofing underlayment product line in December 2004, strong sales of other roofing underlayments particularly in North America, and higher sales of specialty below-grade waterproofing worldwide. Sales of fire protection products were slightly lower compared with the first quarter of 2004 reflecting reduced project activity. Sales of specialty sealants and coatings, which include container sealants, coatings and polymers, were $71.9 million, up 0.7% compared with the first quarter of 2004 (down by 1.8% after excluding favorable currency translation). Sales of can sealants and coatings were up in all regions from both volume and selling price increases, but were offset by a decline in volume of closure sealants in Europe and Latin America. Operating income for the
Performance Chemicals segment was $28.1 million, about even with a strong prior year quarter; operating margin of 10.5% was 0.6 percentage points lower.
Operating income and margins were negatively affected by higher raw material and transportation costs, but were largely offset by improved volumes in the construction-related product lines, selling price increases and productivity gains.

CORPORATE COSTS AND OTHER MATTERS

First quarter corporate costs related to core operations were $24.6 million compared with $21.1 million in the prior year quarter. The first quarter increase was attributable primarily to higher pension expense that reflects updated assumptions for expected life-spans, the longevity of Grace's active work force, and amortization of deferred costs related to capital market returns in recent years.

As previously disclosed, Grace and seven current and former employees are defendants in a criminal proceeding related to former vermiculite mining operations in Montana. Grace's first quarter financial statements include $6.0 million of legal costs (as part of noncore "other (income) expense") for the defense of the Company and named individuals. A trial has been scheduled for
September 2006.

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Also as previously disclosed, Grace's amended proposed plan of reorganization provides for interest on general unsecured claims (not payable until a plan is confirmed) at rates that generally range from 4.19% to 6.09%. Such rates were applied to Grace's estimate of eligible claims for the three months ended March
31, 2005, increasing quarterly interest expense by approximately $10 million.

CASH FLOW AND LIQUIDITY
-----------------------

Grace's cash flow from operating activities was a negative $31.7 million for the
2005 first quarter, compared with a positive $20.7 million for the comparable period of 2004. The first quarter includes payments of approximately $70 million for prior year performance incentives and customer volume rebates. First quarter
2005 pre-tax income from core operations before depreciation and amortization was $69.9 million, 6.4% higher than 2004, a result of the higher income from core operations described above and higher depreciation costs. Cash provided by investing activities was $2.3 million during the first quarter of 2005, reflecting proceeds from the termination of life insurance policies, net of capital replacements and acquisition investments.

At March 31, 2005, Grace had available liquidity in the form of cash ($474.8 million), net cash value of life insurance ($81.0 million) and unused credit under its debtor-in-possession facility ($197.1 million). Grace believes that these sources and amounts of liquidity are sufficient to support its strategic initiatives and Chapter 11 proceedings for the foreseeable future.

CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001, Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States
Bankruptcy Code in the United States Bankruptcy Court for the District of
Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S.
subsidiaries were not part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the
Bankruptcy Court.

On November 13, 2004 Grace filed a plan of reorganization, as well as several associated documents, including a disclosure statement, with the Bankruptcy
Court. On January 13, 2005, Grace filed an amended plan of reorganization (the
"Plan") and related documents

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to address certain objections of creditors and other interested parties. The amended Plan is supported by committees representing general unsecured creditors and equity holders, but is not supported by committees representing asbestos personal injury claimants and asbestos property damage claimants. The Bankruptcy
Court proceedings are currently focused on the estimation of Grace's asbestos-related liabilities, a process that is likely to extend into 2006.

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental claims, tax matters and other obligations) are subject to compromise under the Chapter 11 process. The Chapter
11 proceedings, including related litigation and the claims valuation process, could result in allowable claims that differ materially from recorded amounts.
Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities.
See Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.

                                    * * * * *

Grace is a leading global supplier of catalysts and other products and services to petroleum refiners; catalysts for the manufacture of plastics; silica-based engineered and specialty materials for a wide-range of industrial applications;
specialty chemicals, additives and materials for commercial and residential construction; and, sealants and coatings for food packaging. With annual sales of more than $2.2 billion, Grace has over 6,500 employees and operations in nearly 40 countries. For more information, visit Grace's web site at
www.grace.com.

                                    * * * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will," "expects,"
"anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form
10-K and quarterly reports on Form 10-Q, which have been filed with the SEC.

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[GRACE NEWS LOGO]

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W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                                             THREE MONTHS ENDED
(UNAUDITED)                                                                           MARCH 31,
==================================================================== ============================================
Amounts in millions, except per share amounts                                2005                   2004
-------------------------------------------------------------------- ---------------------- ---------------------

 Net sales.....................................................            $  603.2               $  518.5
                                                                     ---------------------- ---------------------

Cost of goods sold, exclusive of depreciation and
     amortization shown separately below.......................               392.7                  331.2
Selling, general and administrative expenses,
     exclusive of net pension expense shown
     separately below..........................................               119.4                  101.5
Depreciation and amortization..................................                28.8                   27.2
Research and development expenses..............................                15.1                   12.7
Net pension expense............................................                17.5                   13.5
Interest expense and related financing costs...................                14.6                    3.9
Other (income) expense.........................................                (6.1)                  (3.2)
                                                                     ---------------------- ---------------------

                                                                              582.0                  486.8
                                                                     ---------------------- ---------------------
Income (loss) before Chapter 11 expenses,
     income taxes and minority interest........................                21.2                   31.7
Chapter 11 expenses, net.......................................                (6.0)                  (4.5)
Benefit from (provision for) income taxes......................                (8.6)                 (10.9)
Minority interest in consolidated entities.....................                (3.5)                  (0.5)
                                                                     ---------------------- ---------------------

     NET INCOME (LOSS).........................................               $ 3.1                $  15.8
==================================================================== ====================== =====================

BASIC EARNINGS (LOSS) PER COMMON SHARE.........................            $   0.05                $  0.24
Average number of basic shares.................................                66.6                   65.6

DILUTED EARNINGS (LOSS) PER COMMON SHARE.......................            $   0.05                $  0.24
Average number of diluted shares...............................                67.3                   65.8
==================================================================== ====================== =====================

Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Quarterly Report on Form 10-Q. Any changes will be reflected in the Form 10-Q and promptly disclosed publicly, if material.

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W. R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                                             THREE MONTHS ENDED
(UNAUDITED)                                                                          MARCH 31,
============================================================ =========================================================

Amounts in millions                                                  2005              2004             % Change
------------------------------------------------------------ ------------------- ----------------- -------------------

NET SALES:
   DAVISON CHEMICALS
     Refining Technologies..................................      $194.4               $145.1             34.0%
     Specialty Materials....................................       140.3                125.8             11.5%
------------------------------------------------------------ ------------------- ----------------- -------------------
  TOTAL DAVISON CHEMICALS                                          334.7                270.9             23.6%
------------------------------------------------------------ ------------------- ----------------- -------------------

   PERFORMANCE CHEMICALS
     Construction chemicals.................................       129.8                116.4             11.5%
     Building materials.....................................        66.8                 59.8             11.7%
     Sealants & coatings....................................        71.9                 71.4              0.7%
------------------------------------------------------------ ------------------- ----------------- -------------------
  TOTAL PERFORMANCE CHEMICALS                                      268.5                247.6              8.4%
------------------------------------------------------------ ------------------- ----------------- -------------------
TOTAL GRACE SALES                                                 $603.2               $518.5             16.3%
============================================================ =================== ================= ===================

PRE-TAX OPERATING INCOME (A):
  Davison Chemicals.........................................       $37.6                $32.0             17.5%
  Performance Chemicals.....................................        28.1                 27.6              1.8%
  Corporate costs...........................................       (24.6)               (21.1)           (16.6%)
------------------------------------------------------------ ------------------- ----------------- -------------------
PRE-TAX INCOME FROM CORE OPERATIONS.........................        41.1                 38.5              6.8%
------------------------------------------------------------ ------------------- ----------------- -------------------

PRE-TAX LOSS FROM NONCORE ACTIVITIES........................        (9.5)                (4.3)            NM
------------------------------------------------------------ ------------------- ----------------- -------------------
Interest expense............................................       (14.6)                (3.9)            NM
Interest income.............................................         0.7                  0.9            (22.2%)
------------------------------------------------------------ ------------------- ----------------- -------------------
INCOME (LOSS) BEFORE CHAPTER 11 EXPENSES
     AND INCOME TAXES                                               17.7                 31.2            (43.3%)
Chapter 11 expenses, net....................................        (6.0)                (4.5)           (33.3%)
Benefit from (provision for) income taxes...................        (8.6)               (10.9)            21.1%
------------------------------------------------------------ ------------------- ----------------- -------------------

     NET INCOME (LOSS)                                              $3.1                $15.8            (80.4%)
============================================================ =================== ================= ===================

============================================================ =================== ================= ===================
KEY FINANCIAL MEASURES:
   Pre-tax income from core operations as a
       percentage of sales..................................         6.8%                 7.4%            (0.6) pts.
   Pre-tax income from core operations before
       depreciation and amortization (a)....................       $69.9                $65.7              6.4%
       As a percentage of sales.............................        11.6%                12.7%            (1.1) pts.
============================================================ =================== ================= ===================
NET SALES BY REGION:
   North America ...........................................      $260.2               $225.2             15.5%
   Europe...................................................       221.2                193.4             14.4%
   Asia Pacific.............................................        88.1                 72.7             21.2%
   Latin America............................................        33.7                 27.2             23.9%
------------------------------------------------------------ ------------------- ----------------- -------------------
TOTAL                                                             $603.2               $518.5             16.3%
============================================================ =================== ================= ===================

Note (a): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the
Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.

NM - Not Meaningful

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W. R. GRACE & CO. AND SUBSIDIARIES                                                         THREE MONTHS ENDED
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)                                                MARCH 31,
======================================================================================================================
Amounts in millions                                                                       2005             2004
                                                                                    -------------- -------------------

OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes and
      minority interest............................................................   $     21.2     $        31.7
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ................................................         28.8              27.2
     Interest accrued on pre-petition liabilities subject to compromise............         13.3               2.7
     Net (gain) loss on sale of investments and disposals of assets................         (0.9)              0.2
     Cash received (paid) in connection with litigation settlement.................         (8.3)              --
     Provision for bad debt expense................................................          0.6               0.5
     Income from life insurance policies, net......................................         (1.3)             (1.5)
     Payments to fund defined benefit pension plans................................         (3.0)             (2.7)
     Payments under postretirement benefit programs ...............................         (2.3)             (2.6)
     Expenditures for asbestos-related litigation .................................          --               (1.9)
     Proceeds from asbestos-related insurance .....................................          --                1.6
     Expenditures for environmental remediation ...................................         (1.2)             (2.9)
     Expenditures for retained obligations of discontinued operations..............         (0.3)             (0.4)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Working capital items.....................................................        (75.2)            (33.2)
         Other accruals and non-cash items.........................................          6.7              14.3
                                                                                    ----------------------------------
     NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES BEFORE INCOME TAXES AND
     CHAPTER 11 EXPENSES...........................................................        (21.9)             33.0
Chapter 11 expenses paid, net .....................................................         (4.4)             (2.0)
Income taxes paid, net of refunds..................................................         (5.4)            (10.3)
                                                                                    ----------------------------------
     NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES .........................        (31.7)             20.7
                                                                                    ----------------------------------

INVESTING ACTIVITIES
Capital expenditures for property and equipment ...................................        (12.4)             (9.1)
Business acquired, net of cash acquired............................................         (2.2)             --
Proceeds from termination of life insurance policies...............................         14.8              --
Net investment in life insurance policies .........................................         --                (4.6)
Proceeds from life insurance policies..............................................          2.0               5.3
Proceeds from sales of investments and disposals of assets.........................          0.1               0.1
                                                                                    ----------------------------------
     NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES .........................          2.3              (8.3)
                                                                                    ----------------------------------

FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.............         (0.5)             (1.3)
Borrowings under credit facilities, net of repayments .............................         (2.1)              8.9
Borrowings under debtor-in-possession facility, net of fees........................         (0.6)             (0.5)
Exercise of stock options..........................................................          3.1              --
                                                                                    ----------------------------------
     NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES .........................         (0.1)              7.1
                                                                                    ----------------------------------

Effect of currency exchange rate changes on cash and cash equivalents .............         (6.1)             (3.4)
                                                                                    ----------------------------------
     INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................        (35.6)             16.1
Cash and cash equivalents, beginning of period ....................................        510.4             309.2
                                                                                    ----------------------------------
Cash and cash equivalents, end of period ..........................................   $    474.8     $       325.3
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W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                                    MARCH 31,          DECEMBER 31,
                                                                                             2005                2004
=============================================================================================================================
Amounts in millions

ASSETS
CURRENT ASSETS
Cash and cash equivalents .........................................................   $         474.8     $        510.4
Trade accounts receivable, net ....................................................             400.1              390.9
Inventories .......................................................................             258.3              248.3
Deferred income taxes .............................................................              16.9               16.3
Other current assets...............................................................              56.7               62.6
                                                                                     ----------------------------------------
     TOTAL CURRENT ASSETS .........................................................           1,206.8            1,228.5

Properties and equipment, net......................................................             620.5              645.3
Goodwill ..........................................................................             108.7              111.7
Cash value of life insurance policies, net of policy loans.........................              81.0               96.0
Deferred income taxes .............................................................             664.6              667.4
Asbestos-related insurance expected to be realized after one year..................             500.0              500.0
Other assets ......................................................................             282.0              290.0
                                                                                     ----------------------------------------
     TOTAL ASSETS .................................................................   $       3,463.6     $      3,538.9
                                                                                     ========================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ......................................................   $          10.1     $         12.4
Accounts payable ..................................................................             147.0              146.0
Income taxes payable ..............................................................              10.0                7.7
Other current liabilities .........................................................             163.5              221.5
                                                                                     ----------------------------------------
     TOTAL CURRENT LIABILITIES ....................................................             330.6              387.6

Debt payable after one year........................................................               1.1                1.1
Deferred income taxes .............................................................              60.6               64.1
Unfunded defined benefit pension liability.........................................             431.1              424.9
Other liabilities .................................................................              68.8               75.3
                                                                                     ----------------------------------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE ..................................             892.2              953.0

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest............................................             655.1              645.8
Accounts payable...................................................................              31.3               31.3
Income tax contingencies...........................................................             208.7              210.4
Asbestos-related liability.........................................................           1,700.0            1,700.0
Environmental remediation..........................................................             343.8              345.0
Post-retirement benefits...........................................................             194.3              196.3
Other liabilities and accrued interest.............................................              66.9               78.9
                                                                                     ----------------------------------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE.......................................           3,200.1            3,207.7
                                                                                     ----------------------------------------
     TOTAL LIABILITIES.............................................................           4,092.3            4,160.7
                                                                                     ----------------------------------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.......................................................................               0.8                0.8
Paid-in capital ...................................................................             423.5              426.5
Accumulated deficit................................................................            (570.1)            (573.2)
Treasury stock, at cost............................................................            (119.9)            (125.9)
Accumulated other comprehensive loss ..............................................            (363.0)            (350.0)
                                                                                     ----------------------------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........................................            (628.7)            (621.8)
                                                                                     ----------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) .........................   $       3,463.6     $      3,538.9
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